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                ASSIGNMENT OF CUSTODIAN AGREEMENT

                        November 16, 1987

         Alliance Tax-Free Income Fund, a Massachusetts business trust (the "Trust"), hereby assigns, transfers and sets over to Alliance Tax-Free Income Fund, Inc., a Maryland corporation (the "Corporation"), effective November 16, 1987, all of the rights, interests, duties and obligations of the Trust under the Custodian Agreement dated as of December 22, 1986 between the Trust and State Street Bank and Trust Company, a Massachusetts banking corporation.

                             Alliance Tax-Free Income Fund
                             (a Massachusetts business trust)


                             by   /s/ Edward J. Bradley
                                  _____________________________
                                        Edward J. Bradley
                                            Treasurer



The foregoing assignment is hereby
accepted this 16th day of November, 1987

Alliance Tax-Free Income Fund, Inc.
(a Maryland corporation)

by  /s/ Mark D. Gersten
    ________________________________
         Mark D. Gersten
           Controller



The foregoing assignment is hereby
consented to this 16th day of November, 1987

State Street Bank and Trust Company

by /s/
  ________________________________
         (Name and Title)








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